                                                                   EXHIBIT 10.31

                                                            NOVEMBER 13, 1998
                                                            -----------------


                  CERTIFICATE AND AGREEMENT OF PARTICIPATION

                              SILVER DINER, INC.

                     RESTAURANT OPERATING PARTNER PROGRAM

     This Certificate and Agreement of Participation ("Certificate of Participation") is entered into as of this ____ day of __________, 199__, by and between Silver Diner, Inc., a Delaware corporation ("SDI") and its wholly-owned subsidiary Silver Diner Development, Inc., a Virginia corporation (both corporations being collectively referred to herein, unless the context otherwise requires, as "Silver Diner") and _______________ ("Operating Partner").

     1.   OPERATING PARTNER; DUTIES AND PERFORMANCE; EFFECTIVE DATE.

     Silver Diner hereby retains the Operating Partner to serve as the general manager for the Silver Diner Restaurant located at _________________ (the "Restaurant") on the terms and conditions set forth herein.

          (A) DUTIES. The Operating Partner's duties shall include (i) managing the day-to-day business, operations and affairs of the Restaurant; (ii) assuming responsibility for efficiently and effectively operating the Restaurant so as to achieve high levels of customer satisfaction, (iii) assuming responsibility for the supervision, retention, and development of Restaurant employees and operating personnel, (iv) using his/her best efforts to promote the Restaurant's image in the community that it serves, and (v) carrying out such other duties as may be delegated from time to time by the officers of Silver Diner.

          (B) FULL TIME. The Operating Partner shall devote his/her full time and attention to operating the Restaurant.

          (C) EFFECTIVE DATE. The date the Operating Partner tenders to SDI full payment for the mandatory Common Stock investment described in Section 4(a).

          (D) PROXIMITY OF RESIDENCE.  In order to maximize the effectiveness of the Operating Partner's performance, the Operating Partner agrees to
establish his/her primary residence within ________________(      ) miles of the
Restaurant and to maintain his/her primary residence within such proximity to the Restaurant for the duration of this Certificate and Agreement unless a modification is approved by the Board of Directors of SDI. If the primary residence of the Operating Partner does not currently meet this proximity requirement, the Operating Partner agrees to relocate his/her primary residence on or before ______________ in order to meet such proximity requirement and acknowledges that Profit-Sharing distributions hereunder will be suspended in the event of a failure to so relocate by such date.


     2.   BASE SALARY; BENEFITS; PROFIT SHARING.

     In consideration of the Operating Partner's services, commencing on the Effective Date the Operating Partner shall (i) receive from Silver Diner the Base Salary and benefits described below and (ii) be entitled to participate and share in the Restaurant's operating income described below.

          (A) BASE SALARY AND BENEFITS. The annual Base Salary of the Operating Partner shall be $45,000 payable bi-weekly. Silver Diner shall also provide such benefits as may generally be provided to other management employees, (which may change from time to time) including health and dental insurance for the Operating Partner and eligible members of his/her family, and two weeks of vacation per year, with scheduling approved by Silver Diner.

          (B) MONTHLY PROFIT SHARING. The Operating Partner shall be entitled to receive in cash five percent (5%) of the monthly Restaurant Operating Income (as defined below) of the Restaurant, which amount shall be paid to the Operating Partner within thirty (30) days of the close of the month, subject to the terms and conditions of this paragraph. As used in this Certificate of
Participation:

              . A month shall mean that period of time as reflective of the monthly accounting period then being used by Silver Diner for financial reporting purposes, which period now consists of four weeks or 28 days, and

              . Restaurant Operating Income shall mean the net sales of the Restaurant determined by SDI in accordance with generally accepted accounting principles consistently applied ("GAAP") for the month less (i) cost of sales, (ii) labor (including all salary and cash or stock bonus payments other than Monthly Profit-Sharing and Quarterly Profit-Sharing payments made to the Operating Partner under this Section 2), (iii) operating expenses of the Restaurant (including allocated corporate expenses on behalf of the Restaurant, such as advertising and menu costs not to exceed 5% on an annual basis), and (iv) a deemed annual occupancy cost of $295,000 with respect to all facilities other than the Rockville facility (the occupancy costs of which shall be separately determined).

          SDI will establish targeted margins for the Restaurant. If the actual margin experience with respect to any month falls below the targeted margin for such month by two percent (2%) or more, then no payment of the above-referenced five percent (5%) profit-sharing amount will be paid until a determination is made of the actual margin experience for the quarter in which such month occurred. If the actual margin for the Restaurant with respect to such quarter does not fall below the targeted margin for the quarter by two percent (2%) or more, than any prior deferred monthly payments of the profit-sharing amount will be paid over to the Operating Partner within thirty (30) days of the close of the quarter.

          If the actual margin for the Restaurant falls below the targeted margin for the quarter by two percent (2%) or more, then no monthly profit-sharing payments will be made to the Operating Partner with respect to such quarter and any monthly profit-sharing payments previously made to such Operating Partner during the quarter will be treated as unearned payments which will reduce, on a dollar for dollar basis, profit-sharing payments otherwise payable to such Operating Partner with respect to future months of operation.

          (C) QUARTERLY POSITIVE SALES PROFIT SHARING. The Operating Partner shall be entitled to receive in cash two percent (2%) of the Restaurant Operating Income for each fiscal quarter if his/her Restaurant has positive same store sales for the quarter. Appendix I attached hereto sets forth the methods to be used in determining whether there are positive same store sales.

          (D) QUARTERLY OPERATIONAL GOAL PROFIT-SHARING. The Operating Partner shall be entitled to receive in cash two percent (2%) of the Restaurant Operating Income for each fiscal quarter if his/her Restaurant achieves its operational goal for such quarter. For these purposes, SDI will establish on a periodic basis the criteria (such as favorable exit interviews) to be used to target and measure operational goals for each quarter. Such measurement methodology shall be communicated to the Operating Partner prior to the commencement of the time period to which the standard of measurement will apply.

     3.   RESTRICTED STOCK AWARDS.

          Silver Diner will issue to the Operating Partner at the times and in the amounts specified below that number of fully paid and non-assessable shares of SDI Common Stock ("Common Stock") as provided below.

          (A) ANNUAL AWARDS. Subject to the terms of Section 5 and prior to any termination under Section 6 and subject to the annual approval of the Board of Directors of SDI, the Operating Partner shall be awarded on a calendar basis that number of shares of Common Stock as shall be determined by dividing (i) the closing price of the shares of Common Stock on the NASDAQ National Market System on the day immediately preceding each Award Date into (ii) the Award Amount, as defined below. For these purposes, the Board of Directors of SDI has specifically reserved the right to review performance on an annual basis and, in its sole discretion, to reduce or eliminate the maximum Award Amount otherwise payable to an Operating Partner pursuant to the following schedule if appropriate.

          For these purposes, the first Award Date shall constitute the December 31 immediately following the Effective Date. Subsequent Award Dates shall occur on the December 31 of each subsequent calendar year commencing on and after the Effective Date. The Award Amount with respect to the first Award Date (consisting of the first December 31 following the Effective Date) shall be computed by multiplying (i) an amount of up to a maximum of $5,000 by (ii) a fraction, the numerator of which is the number of days occurring between the Effective Date and December 31 of the calendar year in which the Effective Date occurs and the denominator of which is 365. The Award Amount with respect to future Award Dates, together with the Vesting Date for each Award, as described in Section 5(c), is set forth below:


                                                        END OF RESTRICTION
                                                        PERIOD AND
AWARD AMOUNT                   AWARD DATE               VESTING DATE
------------                   ----------               ------------
Stock acquired pursuant     Effective Date              Sixth December 31
to 4(a) (Mandatory                                      occurring after the
Investment) and                                         Effective Date
Section 4 (b) (Optional                                 (12/31/__)
Investment)

Pro-Rata portion of         1st December 31             Fifth December 31
up to a maximum of          following date of           following date of the
$5,000, as described        hire (12/31/__)             the Award (12/31/__)

Up to a maximum of          2nd  December 31 follow-    Fourth December 31
$5,000                      ing date of hire -          following date of the
                            (12/31   )                  Award - (12/31/      )

Up to a maximum of          3rd  December 31 follow-    Third December 31
$7,500                      ing Effective Date -        following date of the
                            (12/31/   )                 Award - (12/31/  )

Up to a maximum of          4th  December 31 follow-    Third December 31
$7,500                      ing Effective Date -        following date of the
                            (12/31/   )                 Award - (12/31/  )

Up to a maximum of          5th  December 31 follow-    Third December 31
$10,000                     ing Effective Date -        following date of the
                            (12/31/  )                  Award - (12/31/  )

Up to a maximum of          6th December 31 follow-     Third December 31
$10,000                     ing Effective Date -        following date of the
                            (12/31/  )                  Award - (12/31/  )

          (B) RESTRICTIONS. The shares of Common Stock awarded to the Operating Partner shall be subject to each of the restrictions and limitations contained in Section 5.

     4.   SILVER DINER STOCK INVESTMENT.

     The Operating Partner shall be obligated on the Effective Date to invest $12,500 in Silver Diner and shall have the option to invest an additional $12,500 as follows:

          (A) MANDATORY INVESTMENT. The Operating Partner shall be required to purchase for cash 8,000 shares of Common Stock at a price equal to the closing price of the shares of Common Stock on the NASDAQ National Market System on the day immediately preceding the date that the Operating Partner pays for such shares (the "Closing Price"), which date must be on or before sixty (60) days following the date of the execution of this Agreement.

          (B) OPTIONAL INVESTMENT. The Operating Partner shall also have the option, but not the obligation, to invest an additional $12,500 in SDI by purchasing shares of Common Stock at a price equal to 50% of the Closing Price.

          (C) PAYMENT. The Operating Partner shall pay the purchase price for the shares of Common Stock in cash on or before the Effective Date. The Operating Partner understands that failure to do so will result in no payment or accrual of monthly profit sharing or quarterly positive sales profit sharing and in no stock awards being granted or accrued until the purchase price is paid.

          (D) SILVER DINER REPURCHASE RIGHT. Silver Diner shall have the option, but not the obligation, to purchase the shares of Common Stock acquired by the Operating Partner pursuant to Sections 4(a) and 4(b) at any time during the ninety (90) day period following Termination of this Certification of Participation (except if Termination is by reason of death or disability as provided below) if Termination occurs at any time prior to the sixth (6th)
December 31 following the Effective Date (12/31/      ) on payment to the
Operating Partner in case of the amount originally paid by the Operating Partner to SDI to acquire such shares from SDI without payment of any premium or interest.

          (E) BANK LOAN DEFAULT. If the Operating Partner borrows money from a bank for all or part of the purchase price for his/her purchase of common shares of Silver Diner pursuant to the mandatory or optional investment provisions set forth above, which bank loan is secured by a pledge of all of such purchased shares, then the repayment of such loan shall be effectuated through a payroll withholding mechanism established between Silver Diner and the applicable bank. If the Operating Partner nevertheless defaults on such bank loan, the bank shall have the right to send notice of such default to Silver Diner and request that Silver Diner repurchase the pledged shares. Silver Diner shall have the right, but not the obligation, during the ten (10) day period following receipt of such notice and request from the bank to repurchase the pledged shares in cash of the amount originally paid by the Operating Partner to SDI, without payment of any premium or interest. If Silver Diner does not exercise such repurchase right, the bank may dispose of the pledged shares free of any restrictions on transferability other than under applicable federal and state securities laws.

          (F) TRANSFER RESTRICTIONS; LIENS. All shares of Common Stock acquired by the Operating Partner pursuant to Sections 4(a) (Mandatory Investment) and 4(b) (Optional Investment) shall be subject to the provisions of Sections 4(d) (Silver Diner Repurchase Right), 4(e) (Bank Loan Default), 5(a) (Stock Transfer Restrictions), 5(b) (Stock Dividends, etc.), and 5(d) (Legends) and 5(e) (Escrow of Shares of Common Stock) for a period of five years following the Effective Date.

     5.   STOCK TRANSFER RESTRICTIONS, VESTING; LEGENDS.

          (A) STOCK TRANSFER RESTRICTIONS. The Operating Partner agrees that until the Vesting Date occurs with respect to the Common Stock acquired pursuant to Section 3 or 4 (which Vesting Date appears in the chart contained in Section 3(a)), he/she shall not, directly or indirectly, sell, assign, transfer, convey, give, bequeath, grant a security interest in, otherwise encumber, make a short sale of, loan, grant any option for the purchase of, or otherwise dispose of, voluntarily or involuntarily, the Common Stock acquired pursuant to Section 3 or 4 to which the restriction period relates and any such transfer or attempted transfer shall be void; provided, however, that all provisions of this Section
                        --------  -------
5(a) shall terminate (i) immediately in the event of the Operating Partner's death and (ii) on Termination by SDI in the event of the Operating Partner's disability.

          (B) STOCK DIVIDENDS, SPLITS, RECLASSIFICATIONS AND SUBDIVISIONS. In the event that SDI, or any successor entity, declares a dividend or makes a distribution on the Common Stock payable in securities or subdivides or reclassifies the Common Stock or reorganizes, consolidates, or merges with or into any other legal entity, then any securities issues as a result of any such event shall be deemed to constitute part of the shares of Common Stock sold or Awarded to the Operating Partner and shall be deemed to constitute part of the shares of Common Stock sold or Awarded to the Operating Partner and shall be subject to Sections 3, 4 and 5.

          (C) VESTING. Each share of Common Stock awarded to the Operating Partner pursuant to Section 3 (i) shall, except for death or disability, as determined by SDI, be forfeited and canceled without payment of any consideration to the Operating Partner if this Certificate of Participation is Terminated (as defined below) during the Restriction Period applicable to such share of Common Stock or described in Paragraph (a) of Section 5 and (ii) shall become fully vested upon the expiration of such Restriction Period (the "Vesting Date"). For purposes of convenience the Vesting Date is shown in the Chart contained in Section 3(a).

          (D) LEGENDS. Each certificate representing shares of Common Stock issued pursuant to this Certificate of Participation shall conspicuously bear a legend in substantially the following form:

          "The transfer of the Common Stock (by sales, transfer, conveyance, gift, bequest, hypothecation, pledge or otherwise) represented by this certificate is restricted and the shares of Common Stock are, pursuant to the terms of an agreement to which the Corporation is a party, as such agreement may be amended, supplemented, or otherwise modified from time to time, subject either (i) to the right of the corporation to redeem such shares for cash at a price substantially less than the price at which the shares of Common Stock may be trading, or (ii) to forfeiture without payment of any consideration and the Corporation has a lien on the Common Stock represented by this certificate to ensure payment and performance of all obligations thereunder. A copy of the Agreement is on file at the Corporation's office."

          (E) ESCROW OF SHARES OF COMMON STOCK. Each share of Common Stock issued to the Operating Partner as an Award under Section 3 and each share of Common Stock acquired by the Operating Partner pursuant to Section 4(a) (Mandatory Investment) and Section 4(b) (Optional Investment) will be held in escrow for the benefit of the Operating Partner by the law firm of Arent Fox Kintner Plotkin & Kahn, PLLC or such other escrow agent as may be designated by SDI from time to time, until the restrictions relating to such share of Common Stock have been eliminated. If any shares of Common Stock are pledged as collateral for a loan used to purchase such shares of Common Stock and if such shares of Common Stock are released from collateral during the restriction period relating to such shares, then upon their release from collateral, such shares shall be delivered to the escrow agent described above for the duration of such restriction period. In the event that a forfeiture of a share of Common Stock arises under Section 6(b), the forfeited share shall be released from escrow and delivered to SDI. In the event the restriction period with respect to a share of Common Stock lapses prior to any forfeiture of such share, the share of Common Stock shall be released from escrow and delivered directly to the Operating Partner.

     6.   TERMINATION.

          (A) TERMINATION BY SILVER DINER OR BY THE OPERATING PARTNER. Silver Diner reserves the right to terminate the services of the Operating Partner and, except as provided in Section 6(c), all obligations and liabilities under this Certificate of Participation at any time for any reason in its sole and absolute discretion and with or without cause. The Operating Partner reserves the right to resign and terminate, except as provided in Section 6(c), all obligations and liabilities under this Certificate of Participation at any time for any reason in his/her sole and absolute discretion and with or without cause.

          (B) EFFECTS OF TERMINATION. As used in this Certificate of Participation, "Termination" shall mean termination pursuant to this Section 6.

              (I) Following Termination for any reason, other than death or the determination by Silver Diner of disability, the Operating Partner shall be entitled to receive the Base Salary which has accrued prior to the date of Termination, the Profit Participation which has accrued for the month or quarter preceding the month or quarter in which Termination occurs and that number of shares of Common Stock acquired by the Operating Partner pursuant to Section 3 (the Award Shares) which shall have been held for the periods of time required by Section 5 and the Operating Partner's right to the shares of Common Stock which have not been held for the period of time required by Section 5 shall be forfeited. In addition, the shares of Common Stock purchased by the Operating Partner pursuant to Section 4 shall be subject to Silver Diner's option, but not obligation, to purchase or redeem such shares as provided in Section 4(c) (Termination) and 4(d) (Bank Loan Default).

              (II) Following Termination for death or the determination by Silver Diner of disability, the Operating Partner, and in the event of death, the representative of the Operating Partner, shall be entitled to receive the Base Salary which has accrued prior to the date of Termination, the Profit Participation which has accrued for the month or quarter preceding the month or quarter in which Termination occurs and all shares of SDI Common Stock issued to the Operating Partner pursuant to Sections 3 and 4 shall become fully vested and free and clear of any and all liens, claims or restrictions arising under or by virtue of this Certificate of Participation.

              (III) Following Termination for any reason, the provisions of Sections 7 through 20 shall remain in full force and effect.

          (C) EMPLOYMENT AT WILL. Nothing contained in this Certificate of Participation shall constitute or be evidence of any agreement or understanding, express or implied, on the part of Silver Diner to employ the Operating Partner for any specific period of time or create any obligation or liability other than as specifically set forth herein and employment of the Operating Partner is and shall remain an employment at will.

     7.   CONFIDENTIAL INFORMATION.

     The Operating Partner agrees that all Confidential information (as defined below) relating to Silver Diner or to its business and affairs, including without limitation, any information whatsoever concerning its organization, management or finances, shall at all times and notwithstanding that Termination shall have occurred, be treated as confidential and shall not be used, disclosed, divulged or otherwise placed at the disposal of any person or entity except to the extent that (i) the parties hereto may otherwise agree in writing,
(ii) such information is required to be disclosed by law, (iii) such information is otherwise publicly available other than by reason of a breach by such party of this Section 7 or (iv) such information is submitted into evidence in any legal proceedings between or among the parties.

     "CONFIDENTIAL INFORMATION" means all information, records, documents, accounts and correspondence of every description regarding past, current or future business activities, interests, methodology or affairs whether written, recorded or stored by electronic, magnetic, electro-magnetic or other form or process or otherwise in machine or computer readable form including without limitation:

          (A) business plans, research, know-how, development and survey information,

          (B) customer, staff, and all other training manuals and product policy manuals, recipes, and

          (C) planning and marketing strategies, procedures, techniques and information.

     8.   NON-COMPETITION.

     The Operating Partner agrees that during the period of time that he/she is providing services hereunder and for a period ending on the first anniversary of any Termination:

          (A) The Operating Partner will not engage, without first obtaining Silver Diner's prior written consent, directly or indirectly within 25 miles of a then existing Silver Diner Restaurant, in any restaurant business (x) with the word "Diner" in its name or logo or which is commonly understood to be a diner or (y) whose menu, trade dress and pricing are substantially similar to that employed in the Silver Diner Restaurants, whether as employee, officer, director, partner, joint venture, stockholder (other than the holder of less than 5% of the stock of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market), consultant or agent.

          (B) The Operating Partner will not engage, without first obtaining Silver Diner's prior written consent, directly or indirectly, within the United States, in any restaurant business with the word "Diner" in its name or logo or which is commonly understood to be a diner, whether as employee, officer, director, partner, joint venturer, stockholder (other than the holder of less than 5% of the stock of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market), consultant or agent.

          (C) The Operating Partner will not induce or attempt to persuade any employee of Silver Diner to terminate his or her employment relationship in order to enter into employment which is competitive with Silver Diner.

          (D) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Section 8 any term, any restriction, covenant or promise contained therein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency, and such finding shall not, in any event, affect the enforceability of any other term, restriction, covenant, or promise herein.

     9.   ENFORCEMENT COSTS.

     If any legal action or other proceeding is brought for the enforcement of any right provided for in this Certificate of Participation, or because of an alleged dispute or breach in connection with any provisions of any right provided for in this Certificate of Participation, the party who shall substantially prevail shall be entitled to recover from the other party all reasonable attorneys' fees, court costs and all expenses (even if not taxable as court costs), including, without limitation, all such fees, costs and expenses incident to appeals, incurred in connection with such action or proceeding, in addition to any other relief to which the party may be entitled.

     10.  WITHHOLDING OF TAXES.

     Silver Diner shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Operating Partner any federal, state or local taxes of any kind required by law to be withheld, including any withholding required on expiration of the restrictions imposed on the shares of Common Stock awarded or sold to the Operating Partner pursuant to the provisions of this Certificate of Participation.

     11.  TERM.

     The Term of this Certificate of Participation shall be five (5) years from the Effective Date except that the provisions of Sections 5-20 shall survive the Term.

     12.  APPLICABLE LAW AND VENUE.

     This Certificate of Participation shall be governed by and construed in accordance with the laws of the State of Maryland. In the event of any legal or equitable action arising under this Certificate of Participation, the parties agree that the jurisdiction and venue of such action shall lie exclusively within either the state courts of Maryland located in Montgomery County or the United States District Court for the District of Maryland in Prince George's County, Maryland, and the parties do hereby waive any other jurisdiction and venue.

     13.  ASSIGNMENT PROHIBITED.

     This Certificate of Participation is personal to the Operating Partner and he/she may not assign or alienate any of his/her obligations under this Certificate of Participation without the written consent of Silver Diner. This Certificate of Participation shall be binding upon Silver Diner and its successors and assigns.

     14.  SEVERABILITY.

     If any part of this Certificate of Participation is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Certificate of Participation shall not be invalid and shall be given full force and effect so far as possible.

     15.  WAIVERS.

     The failure or delay of either party at any time to require performance by the other of any provision of this Certificate of Participation, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by either party of any breach of any provision of this Certificate of Participation shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Certificate of Participation. No notice to or demand on either party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

     16.  REMEDIES CUMULATIVE.

     No remedy conferred upon any party pursuant to this Certificate of Participation is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

     17.  WAIVER OF JURY TRIAL.

     The parties hereto hereby irrevocably covenant and agree not to elect a trial by jury of any issues triable by a jury and waive any right to trial by jury fully to the extent any such right should now or hereafter exist. This waiver of right to a trial by jury is separately given, knowingly and voluntarily but the Operating Partner and Silver Diner and this waiver is intended to incorporate individually each instance and each issue as to which the right to a trial by jury would otherwise occur.

     18.  ENTIRE AGREEMENT; AMENDMENTS.

     This Certificate of Participation incorporates the entire agreement between the parties with respect to the subject matter of the Certificate of Participation, and supersedes all other prior or contemporaneous agreements, negotiations or discussions between the parties with respect to employment, compensation and benefits and no change or modification shall be valid unless made in writing and signed by both the parties.

     19.  NOTICES.

     All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be (a) delivered personally, (b) by overnight courier, (c) transmitted by telecopier, or (d) by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (A)  if to Silver Diner:

               Silver Diner, Inc.
               11806 Rockville Pike
               Rockville, Maryland 20852
               Attention: President

          (B) if to the Operating Partner at the address maintained by Silver Diner for the Operating Partner.

     20. This Certificate of Participation may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties hereto need not sign the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Certificate of Participation as of the date first set forth above.

                              Silver Diner, Inc.

                              Silver Diner Development, Inc.


Date:__________________      By:_______________________________
                                  Robert T. Giaimo, President


Date:__________________      By:_______________________________
                                             , Operating Partner

By his or her signature above, the Operating Partner agrees to make the $12,500 minimum investment in Silver Diner pursuant to Section 4(a) and the Operating Partner agrees to make an optional investment in Silver Diner of $______________ pursuant to Section 4(b).

                           CONFIRMATION OF PURCHASE
                           ------------------------

By the execution of this Confirmation of Purchase, the Operating Partner and Silver Diner, Inc. acknowledge that the Operating Partner has completed the purchase of Silver Diner, Inc. stock in accordance with the provisions of
Section 4(a) as of the _____ day of _________, 199__.


                             Silver Diner, Inc.

                             Silver Diner Development, Inc.


Date:__________________      By:_______________________________
                                  Robert T. Giaimo, President


Date:__________________      By:_______________________________
                                             , Operating Partner

                                                                      APPENDIX I
                                   to Certificate and Agreement of Participation


           OPERATING PARTNER QUARTERLY POSITIVE SALES PROFIT SHARING
           ---------------------------------------------------------

     1. If there are positive same Store sales for the quarter in question (sales exceed target), the Operating Partner's share of the Restaurant Income will be two percent (2%).

     2. For existing Stores, the quarter sales target will be based upon sales in the corresponding fiscal quarter for the prior fiscal year.

     3. For new Stores, the quarterly sales target will be based upon a budget to be established by Silver Diner for the fiscal quarter in which the Store is opened and for the next four quarters. Such budget will be based upon an estimate of the market for each particular location and Silver Diner's investment in the Diner at each location. A sales target for the next two quarters (5th and 6th) will be based upon the 3rd and 4th quarters (seasonally adjusted). It is anticipated that this method will factor out the "honeymoon" performance of a new Store from opening through the 1st and 2nd full quarters. Commencing with the 7th full quarter after the Store opening, the sales target will be based upon the sales in the corresponding quarter of the prior fiscal year.

     4. Recognizing that circumstances could occasionally cause a Store's sales for any quarter to be less than the corresponding quarter of the prior fiscal year, the Quarterly Positive Sales Profit Sharing will be paid if the Store's year-to-date sales equal or exceed targeted year-to-date sales.

     5. In preparing sales targets and in comparing quarterly sales with sales in prior periods, Silver Diner will take into account the occasional impact of 53-week fiscal years.

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